Exhibit 99.1

August 11, 2014	Analyst Contact:	T.D. Eureste 918-588-7167
	Media Contact:	Stephanie Higgins 918-591-5026

ONEOK and ONEOK Partners to Participate in the
Tuohy Brothers Annual Energy Conference

TULSA, Okla. – Aug. 11, 2014 – ONEOK, Inc. (NYSE: OKE) and ONEOK Partners, L.P. (NYSE: OKS) will participate in the 5th Annual Tuohy Brothers Annual Energy Conference on Tuesday, Aug. 12, 2014, in New York City.

Terry K. Spencer, ONEOK and ONEOK Partners president and chief executive officer, and other members of the ONEOK and ONEOK Partners management team will conduct a series of one-on-one meetings with investment-community representatives at the conference.

The materials utilized at the conference will be accessible on the ONEOK and ONEOK Partners websites, www.oneok.com and www.oneokpartners.com, on Tuesday, Aug. 12, beginning at 8 a.m. Eastern Daylight Time (7 a.m. Central Daylight Time).

ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is the general partner and as of June 30, 2014, owns 38.5 percent of ONEOK Partners, L.P. (NYSE: OKS), one of the largest publicly traded master limited partnerships, which is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation’s premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers.  ONEOK is a FORTUNE 500 company and is included in Standard & Poor’s (S&P) 500 Stock Index.

For more information, visit the websites at www.oneok.com or www.oneokpartners.com.

For the latest news about ONEOK and ONEOK Partners, follow us on Twitter @ONEOKNews and @ONEOKPartners.

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